Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES THIRD QUARTER 2015 RESULTS

Conference Call and Webcast Scheduled for today, Wednesday, November 4 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, November 4, 2015 – Western Asset Mortgage Capital Corporation (the “Company”) (NYSE: WMC) today reported its results for the third quarter ended September 30, 2015. For the third quarter, the Company recorded a GAAP net loss of $1.9 million, or $0.05 per basic and diluted share. Core earnings plus drop income for the third quarter was $22.6 million, or $0.54 per basic and diluted share1,2. The Company also reported a net book value of $13.26 per share as of September 30, 20153 and previously declared a $0.60 per share dividend for the quarter.

THIRD QUARTER 2015 HIGHLIGHTS

•                 Paid a quarterly cash dividend of $0.60 per share

•                 Recorded a GAAP net loss of $1.9 million, or $0.05 per basic and diluted share

o              Net loss includes $24.7 million of net unrealized gain on mortgage-backed securities (“MBS”), other securities and whole-loans (“Whole-Loans”); $2.5 million of net realized loss on MBS, other securities and Whole-Loans; and $41.4 million of net loss on derivative instruments

•                 Generated core earnings plus drop income of $22.6 million, or $0.54 per basic and diluted share1,2 of which $2.6 million, or approximately 11% was attributable to dollar roll income associated with the Company’s “to-be-announced” or TBA positions2

•                 $13.26 per share net book value as of September 30, 20153  versus $13.89 as of June 30, 20153

•                 Economic return for the quarter was approximately flat (-0.2%).1,4

•                 2.45% weighted average net interest spread on Agency and Non-Agency residential MBS (“RMBS”), commercial mortgage backed securities (“CMBS”), asset-backed securities (“ABS”), other securities and Whole-Loans, including interest only (“IO”) securities accounted for as derivatives1

•                 $3.5 billion investment portfolio fair value as of September 30, 2015

1  Non – GAAP measure.

2   Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings.

3   September 30, 2015 book value per share reflects the $0.60 per share dividend declared on September 24, 2015 and paid on October 27, 2015.

4  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.

o              38% of the total portfolio consists of non-government or Non-Agency (“credit”) securities, including Non-Agency RMBS, CMBS, GSE credit risk sharing securities, Residential Whole-Loans and ABS

•                 Constant prepayment rate on its Agency RMBS portfolio of 10.1% for the quarter

•                 5.4x leverage as of September 30, 2015

o              6.5x leverage when adjusted for net TBA position 1, 52

COMMENTARY ON QUARTER

“During the third quarter, the fixed income market continued to experience a high level of volatility, driven by concerns over slower global economic growth and ongoing uncertainty over the timing of when the Federal Reserve would begin to increase interest rates,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “While our portfolio wasn’t immune to the overall volatility in the fixed income markets and, in particular, the U.S. mortgage markets, our diversification and proactive approach to portfolio management enabled us to deliver an approximately break-even economic return for the quarter.”

Anup Agarwal, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “For the quarter, we continued to shift our portfolio to include a higher proportion of credit sensitive investments, increasing our credit exposure from approximately 28% of the portfolio at the beginning of the year to just over 38% of the portfolio at September 30, 2015. We believe that these securities offer attractive relative value and are a good complement to our Agency MBS holdings. During the quarter, we primarily increased our holdings in Residential Whole-Loans and CMBS. While our overall securities and loan  portfolio experienced additional price appreciation, we were once again impacted by losses on our interest rate hedges as rates moved toward the low end of our expected range. We believe that our disciplined approach to security selection combined with our hedging strategies have and will continue to position us to manage through the current highly volatile interest rate environment.”

THIRD QUARTER 2015 RESULTS

For the third quarter ended September 30, 2015, the Company recorded a GAAP net loss of $1.9 million, or $0.05 per basic and diluted share. This compares to a net loss of $1.7 million, or $0.05 per basic and diluted share, for the second quarter ended June 30, 2015. During the third quarter ended September 30, 2015, the Company generated core earnings plus drop income of $22.6 million, or $0.54 per basic and diluted share. This compares to core earnings plus drop income of $31.7 million, or $0.76 per basic and diluted share, for the second quarter ended June 30, 2015. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) gain (loss) resulting from mark-to-market adjustments on derivative

5  5.4x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of September 30, 2015, the net long position in TBAs was $600.0 million in notional value.

contracts; (iv) other loss on MBS and other securities; (v) non-cash stock-based compensation expense; and (vi) certain other non-cash charges. Drop income represents a non-GAAP financial measure and is derived from the use of “to-be-announced” forward contract (“TBA”) dollar roll transactions and is defined as the difference between the spot price and the forward settlement price for a comparable security on the trade date.

For the quarter ended September 30, 2015, average amortized cost of MBS, other securities and Whole-Loans held, including Agency and Non-Agency IO Strips, accounted for as derivatives, was $3.67 billion, as compared to $4.31 billion for the quarter ended June 30, 2015.

For the quarter ended September 30, 2015, the Company’s weighted average yield on its portfolio was 4.03%, including Agency and Non-Agency MBS, other securities and Whole-Loans, and interest from Interest-Only securities accounted for as derivatives. The Company’s effective cost of funds on its financing of its Agency and Non-Agency MBS, other securities and Whole-Loans, and from its Interest-Only securities accounted for as derivatives (including the cost of interest rate swaps), was 1.58%. The annualized net interest spread on its portfolio was 2.45%, including Agency and Non-Agency MBS, other securities and Whole-Loans, interest from Interest-Only securities accounted for as derivatives, and taking into account the cost of the interest rate swaps. This compares with a weighted average yield of 3.98%, an effective cost of funds of 1.19%, and an annualized net interest spread of 2.79%, respectively, for the quarter ended June 30, 2015.

The actual constant prepayment rate (“CPR”) for the Company’s Agency RMBS portfolio during the third quarter was 10.1% on an annualized basis, as compared to 9.8% for the second quarter of 2015.

DIVIDEND

On September 24, 2015, the Company declared a regular cash dividend of $0.60 per share for each common share. Since inception in May of 2012, the Company has declared and paid total dividends of $12.10 per share in a combination of cash and stock.

PORTFOLIO COMPOSITION

As of September 30, 2015, the Company owned an aggregate securities and loan portfolio equaling $3.5 billion in market value, comprised of $1.15 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $817.5 million of 20-year fixed-rate Agency RMBS, $458.3 million of Non-Agency RMBS, $489.4 million of Agency and Non-Agency CMBS, $132.6 million of Agency MBS Interest-Only and $40.4 million of Agency MBS Inverse Interest-Only strips, $2.4 million of Non-Agency MBS Interest-Only and $85.5 million of Non-Agency MBS Inverse Interest-Only strips, $177.5 million of other securities, and $150.5 million of Residential Whole-Loans.

The following table sets forth additional information regarding the Company’s portfolio as of September 30, 2015:

Portfolio
($ in millions)
Agency	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$203.4	$218.5	$213.8
	4.0%	$408.8	$442.4	$442.4
	4.5%	$435.2	$467.0	$481.9
	5.5%	$3.0	$3.5	$3.4
	6.0%	$6.6	$7.3	$7.5
20-year fixed rate	3.0%	$95.4	$99.5	$99.0
	3.5%	$152.8	$161.3	$161.7
	4.0%	$516.0	$544.3	$556.8

Agency RMBS IOs and IIOs(1)	3.5%	N/A	$148.7	$157.8
Agency CMBS	5.0%	$24.7	$24.7	$24.9
Agency CMBS IOs and IIOs(2)	1.3%	N/A	$14.9	$15.2
Total Agency	3.6%		$2,132.1	$2,164.4

Non-Agency
Non-Agency RMBS	3.7%	$604.4	$448.8	$458.3
Non-Agency RMBS IOs and IIOs(3)	6.1%	N/A	$72.4	$87.8
Non-Agency CMBS	5.2%	$542.1	$468.0	$464.5
Total Non-Agency	4.8%		$989.2	$1,010.6

Other Securities	5.0%	$154.5	$179.0	$177.5

Residential Whole-Loans	5.1%	$145.4	$147.3	$150.5
Total Portfolio	4.0%		$3,447.6	$3,503.0

(1)          Includes $50.1 million of amortized cost and $52.4 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(2)          Includes $12.5 million of amortized cost and $12.5 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.

(3)          Includes $3.0 million of amortized cost and $3.8 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

PORTFOLIO FINANCING

At September 30, 2015, the Company financed its portfolio with $3.0 billion of borrowings under master repurchase agreements with nineteen (19) of its twenty-seven (27) approved counterparties, bearing fixed interest rates with maturities between October 2015 and May 2016.

The Company has also entered into approximately $4.6 billion notional amount of pay-fixed interest rate swaps, excluding forward starting swaps of $1.0 billion (approximately 6.0 months forward) that have variable maturities between October 2015 and February 2044, and $2.4 billion notional amount of pay-variable interest rate swaps, excluding forward starting swaps of $0.5 billion (approximately 1 day forward) that have variable maturities between February 2020 and February 2045. In addition, the Company has entered into $605.0 million notional amount of pay-fixed interest rate swaptions with a weighted average swap term of 4.3 years, and $500.0 million notional amount of receive-fixed interest rate swaptions with a weighted average swap term of 5.0 years.

The following table sets forth additional information regarding the Company’s portfolio financing as of September 30, 2015:

Financing ($ in millions)
Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$2,013.0	0.54%	38
Non-Agency RMBS	$386.8	1.71%	46
Agency and Non-Agency CMBS	$367.7	1.67%	37
Other Securities and Residential Whole-Loans	$242.8	2.04%	50
Total	$3,010.3	0.95%	40

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of September 30, 2015:

Fixed Pay Rate Swap Transactions
($ in millions)
Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
1 year or less	$1,015.3	0.6%	0.6
> 1 year to 3 years	$1,491.8	1.0%	1.6
> 3 years to 5 years	$1,204.5	1.9%	4.8
> 5 years	$1,881.3	3.0%	10.3
Total Fixed Pay Rate	$5,592.9	1.8%	5.0
Variable Pay Rate Swap Transactions
($ in millions)
Remaining Term to Maturity	Notional Amount	Average Variable Pay Rate	Average Maturity (Years)
> 3 years to 5 years	$1,735.8	0.3%	4.8
> 5 years	$1,203.1	0.3%	11.8
Total	$2,938.9	0.3%	7.7

CONFERENCE CALL

The Company will host a conference call with a live webcast today, November 4, at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the third quarter ended September 30, 2015.

Individuals interested in participating in the conference call may do so by dialing 866.235.9914 from the United States, or 412.902.4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10075572 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on November 3, 2015.

A telephone replay will be available through November 18, 2015 by dialing 877.344.7529 from the United States, or 412.317.0088 from outside the United States, and entering conference ID 10075572. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a mortgage REIT that invests in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests in residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity as well as commercial mortgage-backed securities or CMBS, asset-backed securities or ABS, Residential and Commercial Whole-Loans and/or whole-loan securities and other securities. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on our manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31,

2014 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	September 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$39,703	$47,222
Mortgage-backed securities and other securities, at fair value ($3,343,683 and $4,362,532 pledged as collateral, at fair value, respectively)	3,352,509	4,385,723
Residential Whole-Loans, at fair value ($150,486 and $7,220 pledged as collateral, at fair value, respectively)	150,486	7,220
Linked transactions, net, at fair value	-	20,627
Receivable under reverse repurchase agreements	758,467	-
Investment related receivable	10,734	162,837
Accrued interest receivable	21,415	27,309
Due from counterparties	236,525	184,757
Derivative assets, at fair value	56,985	73,256
Other assets	773	326
Total Assets	$4,627,597	$4,909,277

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$3,010,268	$3,875,721
Accrued interest payable	21,719	17,573
Investment related payables	10,742	166,608
Due to counterparties	771,784	12,180
Derivative liability, at fair value	227,158	180,280
Accounts payable and accrued expenses	2,262	1,794
Payable to related party	2,797	2,705
Dividend payable	25,152	29,204
Total Liabilities	4,071,882	4,286,065

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 41,919,801 and 41,719,801 shares issued and outstanding, respectively	419	417
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	762,935	760,925
Retained earnings (accumulated deficit)	(207,639)	(138,130)
Total Stockholders’ Equity	555,715	623,212
Total Liabilities and Stockholders’ Equity	$4,627,597	$4,909,277

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands—except share and per share data)

	For the three months ended September 30, 2015	For the three months ended September 30, 2014	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014

Net Interest Income:
Interest income	$35,821	$40,718	$117,656	$108,752
Interest expense	6,981	6,468	19,960	15,829
Net Interest Income	28,840	34,250	97,696	92,923

Other Income (Loss):
Interest income on cash balances and other income (loss), net	(29)	942	1,744	954
Realized gain (loss) on sale of Mortgage-backed securities, other securities and Whole-Loans, net	(2,482)	4,912	9,267	(2,650)
Other loss on Mortgage-backed securities and other securities	(5,917)	(2,857)	(14,884)	(7,565)
Unrealized gain (loss) on Mortgage-backed securities, other securities and Whole-Loans, net	24,723	(4,453)	10,284	140,755
Gain on linked transactions, net	-	(1,241)	-	1,666
Loss on derivative instruments, net	(41,363)	(401)	(76,511)	(126,984)
Other Income (Loss), net	(25,068)	(3,098)	(70,100)	6,176

Operating Expenses:
General and administrative (includes $509, $587, $1,969 and $1,654 non-cash stock based compensation, respectively)	2,863	2,253	8,862	6,703
Management fee – related party	2,761	2,763	8,133	7,127
Total Operating Expenses	5,624	5,016	16,995	13,830

Net income (loss) available to Common Stock and participating securities	$(1,852)	$26,136	$10,601	$85,269

Net income (loss) per Common Share – Basic	$(0.05)	$0.63	$0.24	$2.35
Net income (loss) per Common Share – Diluted	$(0.05)	$0.63	$0.24	$2.35
Dividends Declared per Share of Common Stock	$0.60	$0.70	$1.91	$2.04

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three and nine months ended September 30, 2015 and September 30, 2014:

(dollars in thousands)	For the three months ended September 30, 2015	For the three months ended September 30, 2014, as Revised	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014, as Revised

Net Income (loss) – GAAP	$(1,852)	$26,136	$10,601	$85,269
Adjustments:

MBS, other securities and Whole-Loans:

Unrealized (gain) loss on MBS, other securities and Whole-Loans	(24,723)	4,453	(10,284)	(140,755)
Other loss on mortgage-backed and other securities	5,917	2,857	14,884	7,565
Realized (gain) loss on sale of MBS and other securities	2,482	(4,912)	(9,267)	2,650

Derivative Instruments:

Realized gain on termination of interest rate swaps	(28,291)	(23,798)	(18,729)	(17,012)
Realized (gain) loss on settlement of TBAs	8,205	(2,608)	1,728	(25,169)
Realized loss on currency forwards	134	1,182	980	1,182
Realized gain on option derivatives	(684)	-	(684)	-
Realized loss on termination of futures	168	-	627	16,495
Realized loss on sale of swaptions	150	-	3,873	5,908
Realized gain on sale/unlinking of securities underlying linked transactions	-	(107)	-	(1,397)
Realized (gain) loss on Agency Interest-Only Strips – accounted for as derivatives	(626)	(389)	(624)	755
Realized (gain) loss on foreign currency transactions	275	(1,070)	(2,523)	(1,070)
Unrealized (gain) loss on foreign currency transactions	(201)	-	859	-
Mark-to- market adjustments on interest rate swaps	64,701	15,587	83,209	123,026
Mark-to- market adjustments on interest rate swaptions	(71)	624	72	5,615
Mark-to-market adjustments on options	-	340	-	340
Mark-to-market adjustments on futures contracts	38	200	(683)	311
Mark-to- market adjustments on TBAs	(7,155)	1,110	2,784	(1,521)
Mark-to-market adjustments on linked transactions	-	2,131	-	1,418
Mark-to-market adjustments on derivative instruments	1,799	915	1,966	332
Mark-to-market adjustments on foreign currency swaps	(652)	(2,057)	(3,944)	(2,072)
Mark-to-market adjustments on foreign currency forwards	(114)	(57)	(452)	81

Non-cash stock-based compensation expense	509	587	1,969	1,654
Total adjustments	21,861	(5,012)	65,761	(21,664)
Core Earnings – Non-GAAP Financial Measure	$20,009	$21,124	$76,362	$63,605

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.48	$0.51	$1.82	$1.75
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.48	$0.51	$1.82	$1.75

Basic weighted average common shares and participating securities	41,946,885	41,731,928	41,896,839	36,311,055
Diluted weighted average common shares and participating securities	41,946,885	41,731,928	41,896,839	36,311,055

Reconciliation of Interest Income and Effective Cost of Funds

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives and interest income on linked transactions prior to January 1, 2015 (Non-GAAP financial measure) for the three and nine months ended September 30, 2015 and September 30, 2014:

(in thousands)	For the three months ended September 30, 2015	For the three months ended September 30, 2014	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014
Coupon interest income	$49,287	$58,782	$161,835	$152,014
Premium accretion, discount amortization and amortization of basis, net	(13,466)	(18,064)	(44,179)	(43,262)
Interest income	$35,821	$40,718	$117,656	$108,752

Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	$5,436	$5,723	$16,700	$20,288
Amortization of basis (Non-GAAP Financial Measure)	(4,163)	(4,187)	(12,877)	(14,286)
Contractual interest income, net on Foreign currency swaps(1)	190	140	585	141
Contractual interest income, net of premium amortization, discount accretion and amortization of basis on Linked transactions (2):
Coupon interest	-	1,142	-	5,002
Premium amortization, discount accretion and amortization of basis, net	-	(220)	-	(2,901)
Subtotal	1,463	2,598	4,408	8,244
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and Linked transactions - Non-GAAP Financial Measure	$37,284	$43,316	$122,064	$116,996

(1)                   Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

(2)                   Reported in gain (loss) on linked transactions in the Consolidated Statement of Operations.

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three and nine months ended September 30, 2015 and September 30, 2014:

	For the three months ended September 30, 2015		For the nine months ended September 30, 2015
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$6,981	0.90%	$19,960	0.75%
Net interest paid - interest rate swaps	5,224	0.68%	10,796	0.41%
Effective Borrowing Costs	$12,205	1.58%	$30,756	1.16%
Weighted average repurchase borrowings	3,064,689		3,536,381

	For the three months ended September 30, 2014, as Revised		For the nine months ended September 30, 2014, as Revised
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$6,468	0.63%	$15,829	0.58%
Interest expense on linked transactions	139	1.84%	414	1.75%
Net interest paid - interest rate swaps	11,028	1.09%	24,856	0.92%
Effective Borrowing Costs	$17,635	1.72%	$41,099	1.50%
Weighted average repurchase borrowings (1)	4,072,179		3,668,932

(1)         Includes average repurchase borrowings under linked transactions.